Exhibit 99.1
AGREEMENT
     Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: February 11, 2011	VENROCK ASSOCIATES By: A General Partner
	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ASSOCIATES II, L.P. By: A General Partner
	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK ENTREPRENEURS FUND, L.P. By its General Partner Venrock Management, LLC
	By:	/s/ David L. Stepp
Authorized Signatory

VR MANAGEMENT, LLC
	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK MANAGEMENT, LLC
	By:	/s/ David L. Stepp
Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS, L.P. By its General Partner VHCP Management, LLC
	By:	/s/ David L. Stepp
Authorized Signatory

VHCP CO-INVESTMENT HOLDINGS, LLC By its General Partner VHCP Management, LLC
	By:	/s/ David L. Stepp
Authorized Signatory